Exhibit 99.102(h)(3)(d)

AMENDMENT TO
SUB-ADMINISTRATION AND SUB-FUND ACCOUNTING AGREEMENT

AMENDMENT made as of the 24th day of October, 2012, between Victory Capital Management Inc. (the “VCM”), and Citi Fund Services Ohio, Inc., formerly known as BISYS Fund Services Ohio, Inc. (“Citi”), to the Sub-Administration and Sub-Fund Accounting Agreement dated July 1, 2006, between VCM and Citi (as previously amended and in effect on the date hereof, the “Agreement”).  All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, VCM acts as administrator and fund accountant for The Victory Portfolios and The Victory Variable Insurance Funds;

WHEREAS, Citi and VCM wish to enter into this Amendment to the Agreement to revise Schedule D of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and Citi hereby agree as follows:

1.              Amendments.

(a)   Schedule D is replaced with the attached Schedule D.

2.              Representations and Warranties.

(a)           VCM represents (i) that it has full power and authority to enter into this Amendment, (ii) that this Amendment, and all information relating thereto has been presented to and reviewed by the Board of Trustees of the Trust (the “Board”), and (iii) that the Board has approved this Amendment.

(b)           Citi represents that it has full power and authority to enter into and perform this Amendment.

3.              Miscellaneous.

(a)           This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)           Each reference to the Agreement in the Agreement (as it existed prior to this Amendment), shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  Except as provided in this Amendment, the provisions of the

Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)           Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)           This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael D. Policarpo, II

Name:	Michael D. Policarpo, II
Title:	Senior Managing Director

CITI FUND SERVICES OHIO, INC.

By:	/s/ Bruce Treff

Name:	Bruce Treff
Title:	Managing Director

SCHEDULE D

TO THE SUB-ADMINISTRATION

AND SUB-FUND ACCOUNTING AGREEMENT
BETWEEN
VICTORY CAPITAL MANAGEMENT INC.
AND
CITI FUND SERVICES OHIO, INC.

FUNDS

Victory Portfolios

1.               Balanced Fund

2.               Core Bond Index Fund

3.               Diversified Stock Fund

4.               Dividend Growth Fund

5.               Established Value Fund

6.               Fund for Income

7.               Global Equity Fund

8.               International Fund

9.               International Select Fund

10.         Investment Grade Convertible Fund

11.         Large Cap Growth Fund

12.         National Municipal Bond Fund

13.         Ohio Municipal Bond Fund

14.         Small Company Opportunity Fund

15.         Special Value Fund

16.         Stock Index Fund

As of October 24, 2012

Victory Variable Insurance Funds

1.               Victory Variable Insurance Diversified Stock Fund

As of October 24, 2012